UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2015

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, Tuesday Morning Corporation (the “Company”) announced that Stacie R. Shirley will be joining the Company as its Executive Vice President, Chief Financial Officer and Treasurer. Ms. Shirley’s service will begin on January 18, 2016. Ms. Shirley will also serve as the principal accounting officer of the Company. Kelly J. Munsch, the Company’s Vice President and Controller, who is currently serving as interim Principal Financial Officer and interim Chief Accounting Officer, will relinquish her interim duties at the time Ms. Shirley begins her service.

Prior to joining the Company, Ms. Shirley, age 46, served as an executive officer of Neiman Marcus Group LTD LLC, a luxury fashion retailer, serving as Senior Vice President, Finance and Treasurer from September 2010 until December 2015 and Vice President, Finance and Treasurer from December 2001 until September 2010. In her most recent position with Neiman Marcus Group, Ms. Shirley’s areas of responsibility included finance, capital markets and treasury operations, capital planning and forecasting, credit operations, investor relations, risk management and internal audit. Prior to joining Neiman Marcus Group, Ms. Shirley served in various capacities at CompUSA Inc. from 1993 to 2001, including serving as Vice President, Finance and Treasurer from 1999 to 2001. Ms. Shirley began her career as an accountant with Ernst & Young in 1990 and is a Certified Public Accountant.

Ms. Shirley’s annual base salary will be $400,000 and she will be eligible to participate in the Tuesday Morning Corporation Corporate Executive Annual Incentive Plan (the “Plan”) for the Company’s 2016 fiscal year.  Under the Plan, Ms. Shirley may earn a bonus for the 2016 fiscal year equal to a specified percentage of her base salary as follows: 30% of her base salary at the threshold level of performance, 60% of her base salary at the target level of performance and 120% of her base salary at the maximum level of performance, which will be prorated in each case based upon her hire date.

Ms. Shirley will also receive an initial annual grant of equity awards valued at $300,000, 50% of which will be service-based non-qualified stock options and 50% of which will be service-based restricted stock awards.  Both the stock options and restricted stock awards will vest ratably over four years, beginning with the first anniversary of the date of grant. In addition, in connection with her appointment, Ms. Shirley will receive (i) a sign-on bonus of $60,000, a prorated portion of which must be paid back to the Company if Ms. Shirley voluntarily resigns before the first anniversary of her start date and (ii) a supplemental grant of service-based restricted stock valued at $150,000 which will vest on the second anniversary of the date of grant. Ms. Shirley will also be entitled to standard employee benefits generally offered to the Company’s employees.

In the event of an involuntary termination of her employment, Ms. Shirley is entitled to receive a severance payment equal to her annual base salary as well as health benefits paid by the Company for 12 months. There are no transactions involving Ms. Shirley requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On December 17, 2015, the Company issued a press release announcing the appointment of Ms. Shirley.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Tuesday Morning Corporation, dated December 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: December 17, 2015	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Tuesday Morning Corporation, dated December 17, 2015